                                EXHIBIT 99.1


For Immediate Release


For More Information Contact:
David D. Stovall, President & CEO
Habersham Bancorp
(706) 778-1000 or (800) 822-0316


HABERSHAM BANCORP ANNOUNCES THIRD QUARTER  EARNINGS

CORNELIA, GA. October 28, 2003, Habersham Bancorp (NASDAQ: HABC) reports third quarter earnings of $376,659 or $.13 per share diluted, a decrease of 59.76% when compared to third quarter earnings from continuing operations of $936,139 or $.34 per share diluted in 2002. Included in income of $936,139 for the third quarter ended September 30, 2002 was an after-tax gain of approximately $183,000 relating to the sale of Habersham Bancorp's holdings of CB Financial Corp. common stock.

Year-to-date net income for the nine-month period ended September 30, 2003 was $1,902,666 or $.67 per share diluted, a decrease of 35.73% when compared to income from continuing operations of $2,960,620 or $1.08 per share diluted for the nine-month period ended September 30, 2002. Included in income of $2,960,620 for the nine-month period ended September 30, 2002 was after-tax gains of approximately $553,000 and $183,000 relating to the sale of Habersham Bancorp's holdings of FLAG Financial Corp. and CB Financial Corp. common stock, respectively.

Total assets of $385 million at September, 2003 reflects a decrease of $ 44 million or 10.26% from $429 million at December 31, 2002. Management reported that the decrease is due primarily to decreases in Federal Funds Sold and in the loan portfolio of Habersham Bank.

The Company's stock is listed on the Nasdaq National Market under the symbol HABC. Any requests for information regarding the purchase or sale of the common stock can be addressed to: Sterne, Agee and Leach, Inc.; Paine Webber, Inc. (formerly J.C. Bradford & Co.); SunTrust Robinson-Humprey Co., Inc.; FIG Partners, LLC; Wachovia Securities, Inc. (formerly Interstate/Johnson Lane); or First Tennessee, market makers for HABC.


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
HABERSHAM BANCORP FINANCIAL HIGHLIGHTS
(Unaudited) (dollar amount in thousands, except per share amounts)


                                                                      Three Months Ended              Nine Months Ended
                                                                         September 30,                  September  30,
                                                                  --------------------------      --------------------------
                                                                     2003            2002            2003            2002
                                                                  ----------      ----------      ----------      ----------

EARNINGS SUMMARY
Interest income                                                   $    5,395      $    6,601      $   17,111      $   20,368
Interest expense                                                       1,934           2,874           6,311           9,286
                                                                  ----------      ----------      ----------      ----------
   Net interest income                                                 3,461           3,727          10,800          11,082

Provision for loan losses                                                263             239             787             888
                                                                  ----------      ----------      ----------      ----------
Net interest income after provision for loan losses                    3,198           3,488          10,013          10,194

Other income                                                             875             920           2,870           2,338
Investment securities gains                                                2               4              12             843
Other expense                                                          3,573           3,048          10,297           9,457
                                                                  ----------      ----------      ----------      ----------
      Income before income tax expense from
       continuing operations                                             502           1,364           2,598           3,918

Income tax expense                                                       125             428             695             957
                                                                  ----------      ----------      ----------      ----------
Income from continuing operations                                        377             936           1,903           2,961

Income from discontinued operations, net of
   taxes of  $669 and $1,220                                               0           1,214               0           1,893
                                                                  ----------      ----------      ----------      ----------

Net income                                                        $      377           2,150      $    1,903      $    4,854
                                                                  ==========      ==========      ==========      ==========


Income from continuing operations per common share-basic          $      .13      $      .34      $      .67      $     1.08
Income from discontinued operations per common share-basic               .00             .43             .00             .69
                                                                  ----------      ----------      ----------      ----------
Net income per share-basic                                        $      .13      $      .77      $      .67      $     1.77
                                                                  ==========      ==========      ==========      ==========

Income from continuing operations per common share-diluted        $      .13      $      .33      $      .66      $     1.05
Income from discontinued operations per common share-diluted             .00             .42             .00             .67
                                                                  ----------      ----------      ----------      ----------
Net income per share-diluted                                      $      .13      $      .75      $      .66      $     1.72
                                                                  ==========      ==========      ==========      ==========

Weighted average number of common shares outstanding               2,842,682       2,784,813       2,832,024       2,734,464
                                                                  ==========      ==========      ==========      ==========

Weighted average number of common and common
   equivalent shares outstanding                                   2,906,121       2,857,534       2,884,284       2,807,805
                                                                  ==========      ==========      ==========      ==========

Cash dividends declared per common share                          $      .06      $      .06      $      .18      $      .18


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